Pacific Select Fund NSAR 12-31-07
EXHIBIT 77Q1(a)
MATERIAL AMENDMENTS TO REGISTRANT'S CHARTER OR BYLAWS


WRITTEN INSTRUMENT AMENDING THE
AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST
OF PACIFIC SELECT FUND


RESOLVED, that the undersigned, being a majority of the Trustees of Pacific Select Fund, a Massachusetts business trust (the Trust), acting pursuant to Section 6.2 of the Amended and Restated Agreement and Declaration of Trust, dated October 28, 1999, as amended (Declaration of Trust), hereby amend the Declaration of Trust to redesignate the name of the VN Small-Cap Value Portfolio as the Small-Cap Equity Portfolio, effective May 1, 2007.

	IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the 20th day of March, 2007.




/s/ James T. Morris				/s/ Lucie H. Moore
James T. Morris					Lucie H. Moore
Trustee						Trustee


/s/ G. Thomas Willis				/s/ Nooruddin S. Veerjee
G. Thomas Willis				Nooruddin S. Veerjee
Trustee						Trustee


/s/ Frederick L. Blackmon			/s/ Gale K. Caruso
Frederick L. Blackmon				Gale K. Caruso
Trustee						Trustee